Exhibit 23.8

Margin - Marine Geoscience Innovation

21 Kalang Circuit

Coffs Harbour, 2450, NSW, Australia

CONSENT OF THIRD-PARTY QUALIFIED PERSON

Margin - Marine Geoscience Innovation (“MMGI”), in connection with the Registration Statement Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (No. 333-260126) of TMC the metals company Inc. and any further amendments or supplements and/or exhibits thereto (collectively, the “Form S-3”), consent to:

●	the filing and use of the technical report summary titled “Technical Report Summary--Initial Assessment of the NORI Property, Clarion-Clipperton Zone, Deep Green Metals Inc.” (the “NORI Technical Report”), with an effective date of March 17, 2021 and current as of December 31, 2021, as an exhibit to and referenced in the Form S-3;

●	the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Form S-3 and any such NORI Technical Report; and

●	the information derived, summarized, quoted or referenced from the NORI Technical Report, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form S-3.

MMGI is responsible for authoring, and this consent pertains to, the following Sections of the NORI Technical Report:

●	Section 6: Geological setting and mineralisation
●	Section 7: Exploration
●	Section 8.1: Security
●	Corresponding Subsections of Section 1: Summary
●	Corresponding Subsections of Section 22: Interpretation and conclusions
●	Corresponding Subsections of Section 23: Recommendations
●	Corresponding Subsections of Section 24: References
●	Corresponding Subsections of Section 25: Reliance on information provided by the registrant

Dated this November 23, 2022

/s/ Ian Robert Stevenson
Ian Robert Stevenson
Signature of Authorized Person for
Margin - Marine Geoscience Innovation, a Qualified Third-Party Firm